UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On August 16, 2024, the Board of Directors (the “Board”) of Aadi Bioscience, Inc. (the “Company”) approved a plan of termination that will result in a workforce reduction of 22 employees, representing approximately 32% of the Company’s workforce.

The Company estimates that it will incur non-recurring charges of approximately $2.2 to $2.5 million in connection with the workforce reduction, primarily consisting of severance payments, employee benefits contributions and related costs. The Company expects that the majority of these charges will be incurred in the third quarter of 2024 and that the implementation of the headcount reductions, including cash payments, will be complete by the end of the fourth quarter of 2024. The costs that the Company expects to incur are subject to a number of assumptions, and actual results may differ from the Company’s original estimate. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, these actions. If the Company subsequently determines that it will incur additional significant costs associated with these actions, it will amend this Current Report on Form 8-K to disclose such information.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected severance costs and related estimated severance-related charge and the timing for completion of the reduction in force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, those included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including under the caption “Item 1A. Risk Factors,” and in the Company’s subsequent Quarterly Reports on Form 10-Q, and elsewhere in the Company’s reports and other documents that the Company has filed, or will file, with the SEC from time to time and available at www.sec.gov. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 8.01.	Other Events.

On August 20, 2024, the Company issued a press release announcing efficacy results from an interim analysis of participants in its PRECISION1 trial, a registration-directed tumor-agnostic Phase 2 study of FYARRO® (sirolimus protein-bound particles for injectable suspension (albumin-bound); nab-sirolimus) in patients with Tuberous Sclerosis Complex 1 and Tuberous Sclerosis Complex 2 alterations. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2024

/s/ Scott Giacobello
Scott Giacobello Chief Financial Officer